Exhibit 32.1

CERTIFICATION

John P. McLaughlin, President and Chief Executive Officer, and Peter S. Garcia, Vice President, Chief Financial Officer and Chief Accounting Officer, of PDL BioPharma, Inc. (the “Registrant”), each hereby certifies in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 will be provided to the Securities and Exchange Commission or its staff upon request.

Date:	May 14, 2013

/s/ John P. McLaughlin
John P. McLaughlin President and Chief Executive Officer (Principal Executive Officer)

/s/ Peter S. Garcia
Peter S. Garcia Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)